EXHIBIT 99.1

Harvard Bioscience Receives NASDAQ Delinquency Notice

HOLLISTON, Mass., March 17, 2016 (GLOBE NEWSWIRE) -- On March 16, 2016, Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, received a notice from NASDAQ (the “Notice”) stating the Company is not in compliance with Listing Rule 5250(c)(1) for continued listing because it has not yet filed its Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2015 by the due date of March 15, 2016.

On March 14, 2016, the Company filed a Notification of Late Filing on Form 12b-25, indicating that the filing of its Form 10-K will be delayed due to the timing of a forensic investigation initiated by the Company following its discovery, based upon preliminary findings, that an employee at Denville Scientific, Inc., one of its wholly-owned subsidiaries, appears to have embezzled money from the Company and manipulated certain records in an attempt to conceal the theft.

The Company will take all necessary steps to achieve compliance with all NASDAQ listing requirements. The Notice indicates that the Company has until May 16, 2016 to submit a plan of compliance to NASDAQ.  The Company expects to file its Form 10-K by May 16, 2016, which would cure the failure to comply with the listing standard and eliminate the requirement to submit a plan of compliance to NASDAQ. During this process, the Company expects that its common stock will continue to be listed and traded on the NASDAQ Stock Market.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "anticipate," "expect," "plan," and similar expressions that do not relate to historical matters. Forward-looking statements in this press release may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

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For investor inquiries, please call (508) 893-8999. Press releases may be found on our web site.

CONTACT:

Jeffrey A. Duchemin
CEO and President

Robert E. Gagnon
CFO

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478